PENTAIR, INC.


$70,000,000
SERIES A THROUGH D SENIOR NOTES
DUE 1997 THROUGH 2001



PURCHASED BY

United of Omaha Life Insurance Company
Companion Life Insurance Company
Principal Mutual Life Insurance Company
Nippon Life Insurance Company of America
Lutheran Brotherhood
American United Life Insurance Company
Modern Woodmen of America
The Franklin Life Insurance Company
Ameritas Life Insurance Company



CLOSING DATE:  JUNE 30, 1993









Prepared By:
Winston & Strawn
35 West Wacker Drive
Chicago, Illinois  60601

CLOSING LIST


Pentair, Inc.
$70,000,000 Series A Through D
Senior Notes Due 1997-2001


Closing Date:  June 30, 1993


The applicable parties involved in this transaction are abbreviated as follows:

"Pentair"  -      Pentair, Inc.

"Purchasers"      -      United of Omaha Life Insurance
                         Company

                         Companion Life Insurance
                         Company

                         Principal Mutual Life Insurance
                         Company

                         Nippon Life Insurance Company of
                         America

                         Lutheran Brotherhood

                         American United Life Insurance
                         Company

                         Modern Woodmen of America

                         The Franklin Life Insurance
                         Company

                         Ameritas Life Insurance Corp.

"H&E"             -      Henson & Efron

"W&S"             -      Winston & Strawn

"Agent"           -      Continental Bank, N.A.
PENTAIR, INC.


NOTE PURCHASE AGREEMENT


Dated as of April 30, 1993


$70,000,000 Senior Notes

Consisting of:
$15,000,000       6.29%  Series A Senior Notes Due
                                1997

$19,500,000       7.06%  Series B Senior Notes
                                Due 1999

$20,500,000       7.30%  Series C Senior Notes
                                Due 2000

$15,000,000       7.42%  Series D Senior Notes
                                Due 2001



TABLE OF CONTENTS


    Section                     Heading


SECTION 1.        Description of Notes and Commitment

    1.1    Description of Notes
    1.2    Commitment; Closing Date; Failure to Fund
    1.3    Use of Proceeds

SECTION 2.        Prepayment and Repayment of the Notes

    2.1    Mandatory Prepayment and Repayment
    2.2    Optional Prepayments
    2.3    Notice of Prepayment
    2.4    Direct Payment
    2.5    Surrender of Notes Upon Prepayment or
           Repayment

SECTION 3.        Representations and Warranties of the
                  Company

    3.1    Corporate Organization and Authority
    3.2    Subsidiaries
    3.3    Financial Statements
    3.4    Disclosure
    3.5    Pending Litigation
    3.6    Sale is Legal and Authorized
    3.7    No Defaults
    3.8    Governmental Consent
    3.9    Taxes
    3.10   Use of Proceeds
    3.11   Private Offering
    3.12   Compliance with ERISA
    3.13   Investment Company Act
    3.14   Compliance with Law
    3.15   Broker's Fees
    3.16   Lake Superior Paper Industries

SECTION 4.        Representations and Warranties of the
                  Purchasers.

SECTION 5.        Closing Conditions.

    5.1    Closing Certificate
    5.2    Legal Opinions
    5.3    Satisfactory Proceedings
    5.4    Waiver of Conditions

SECTION 6.        Company Covenants

    6.1    Corporate Existence and Status
    6.2    Maintenance, Etc
    6.3    Insurance
    6.4    Reports and Rights of Inspection
           (a)    Quarterly Statements
           (b)    Annual Statements
           (c)    SEC Filings and Reports to Shareholders
           (d)    Officer's Certificates
           (e)    Audit Reports
           (f)    Other Reports
           (g)    Requested Information
    6.5    Notice of Default or Event of Default
    6.6    Net Worth
    6.7    Limitation on Liens
    6.8    Restricted Payments
    6.9    Mergers, Consolidations and Sales of Assets
    6.10   Indebtedness
    6.11   Current Ratio
    6.12   Transactions with Affiliates
    6.13   Repurchase of Notes
    6.14   Regulations U and X
    6.15   Compliance with Laws

SECTION 7.        Events of Default and Remedies Therefor

    7.1    Events of Default
    7.2    Acceleration of Maturities


SECTION 8.        Interpretation of Agreement; Definitions

    8.1    Accounting Principles
    8.2    Directly or Indirectly
    8.3    Definitions

SECTION 9.        Miscellaneous

    9.1    Registered Notes; Several Obligations of
           Purchasers

    9.2    Transfer and Exchanges of Notes
    9.3    Loss, Theft, Etc. of Notes
    9.4    Expense; Stamp Tax Indemnity
    9.5    Amendments, Waivers and Consents
    9.6    Powers and Rights Not Waived; Remedies
           Cumulative

    9.7    Notices
    9.8    Successors and Assigns
    9.9    Survival of Covenants and Representations
    9.10   Severability
    9.11   Governing Law
    9.12   Counterparts
    9.13   Captions


Attachments to Note Purchase Agreement:


Schedule I        -      Name of Purchasers

Schedule 3.2      -      Subsidiaries, etc.

Schedule 3.3      -      Financial Statement Matters

Schedule 3.5      -      Pending Litigation

Exhibit A  -      Form of Senior Notes

Exhibit B  -      Form of Closing Certificate of Pentair, Inc.

Exhibit C-1       -      Form of Opinion of Henson &
                         Efron, Counsel to Pentair, Inc.

Exhibit C-2       -      Form of Opinion of Winston &
                         Strawn, Special Counsel to the
                         Purchasers

Pentair, Inc.
1500 County Road B2 West
St. Paul, Minnesota 55113


NOTE PURCHASE AGREEMENT

$70,000, 000 Senior Notes

Consisting of:

$15,000,000       6.29%  Series A Senior Notes Due
                                1997

$19,500,000       7.06%         Series B Senior Notes
                                Due 1999

$20,500,000       7.30%  Series C Senior Notes
                                Due 2000

$15,000,000       7.42%  Series D Senior Notes
                                Due 2001


To the Purchasers named                       Dated as of
in Schedule I which are                April 30, 1993
signatories to this Note
Purchase Agreement

Ladies and Gentlemen:

The undersigned, Pentair, Inc., a Minnesota corporation (the
"Company"), hereby agrees with the Purchasers as follows:

SECTION 1.        Description of Notes and Commitment.

1.1 Description of Notes.  Pentair will authorize the issuance and sale of $70,000,000 aggregate principal amount of its
Senior Notes consisting of $15,000,000 aggregate principal
amount of its 6.29% Series A Senior Notes due 1997 (the
"Series A Notes"), $19,500,000 aggregate principal amount of its 7.06% Series B Senior Notes due 1999  (the  "Series B
Notes"), $20,500,000 aggregate principal amount of its 7.30% Series C Senior Notes due 2000 (the "`Series C Notes") and $15,000,000 aggregate principal amount of its 7.42% Series D Senior Notes due 2001 (the "Series D Notes"), (a) in each case, to be dated the date of the issue, (b) to bear interest from such date at the rate of 6.29% per annum in the case of the
Series A Notes, 7.06% per annum in the case of the Series B
Notes, 7.30% per annum in the case of the Series C Notes and
7.42% per annum in the case of the Series D Notes, in each
case payable quarterly in arrears on the first day of each January, April, July and October in each year, commencing on the first such date to occur at least thirty days after the Closing Date (as hereinafter defined), and at maturity, (c)
to bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 8.29% per annum in the case of the
Series A Notes, 9.06% per annum in the case of the Series B
Notes, 9.30% per annum in the case of the Series C Notes and
9.42% per annum in the case of the Series D Notes, in each
case after the maturity of such amount, whether by
acceleration or otherwise, until paid, (d) to be expressed to mature on the date which is four (4) years from the Closing
Date in the case of the Series A Notes, six (6) years from the Closing Date in the case of the Series B Notes, seven (7) years from the Closing Date in the case of the Series C Notes and eight (8) years from the Closing Date in the case of the Series
D Notes (each of such dates with respect to its particular
Series of Notes being herein referred to as the "Maturity Date" and all of such dates being collectively referred to as the respective "Maturity Dates") and (e) to be substantially in the form of Exhibit A, in each case completed as appropriate.
The term "Notes" as used herein shall collectively mean all of the Series A Notes, Series B Notes, Series C Notes and Series
D Notes and shall include Notes delivered in replacement, substitution or exchange therefor and the term "Note" shall
mean any of the Notes individually.   Interest on the Notes
shall be computed on the basis of a 360-day year of twelve
30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their respective expressed Maturity Dates except on the terms and conditions and at the prices set forth in Section 2.2.
Capitalized terms used in this Note Purchase Agreement shall have the meanings given to them in Section 8. The term "Purchasers" as used herein shall collectively mean the holders of the Notes at any time (whether by original purchase from the Company or as a transferee from a prior Purchaser). References herein to an "Exhibit" are to one of the exhibits attached to this Agreement, references to a "Schedule" are to one of the schedules attached to this Agreement and references to a "Section" are, unless otherwise specified, to one of the sections of this Agreement.

1.2 Commitment; Closing  Date; Failure  to  Fund.
(a) Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to the Purchasers, and the Purchasers agree to purchase from the Company on the Closing Date, the Notes of the Company in the aggregate principal amount set forth opposite their respective names on
Schedule I attached hereto at a price of 100% of the principal amount thereof.

(b) Delivery of the Notes will be made at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, against payment therefor in Federal or other funds current and immediately available for credit to the Company's account at First Bank National Association, Acct. No. 80120-79082 (ABA wire transfer routing number
091000022), marked to the attention of Karen Johnson, in the amount of the purchase price at 10:00 a.m., Chicago time, on June 30, 1993 or such later date (not later than July 30, 1993) as the Company and the Purchasers shall mutually agree (the "Closing Date"). The Notes delivered to each Purchaser on the Closing Date will be delivered to such Purchaser in the form of a single Note for the full amount of its purchase (unless such Purchaser shall have specified different denominations in writing to the Company prior to the Closing
Date), registered in such Purchaser's name or in the name of such nominee as such Purchaser may specify and in substantially the form of Exhibit A attached hereto.

(c) In the event that the commitment of the Purchasers to purchase the principal amount of the Notes set forth opposite their names on Schedule I hereto shall have become effective as contemplated by Sections 1.2(a) and 5 but (i) the Company shall fail to issue the aggregate principal amount of the Notes on the Closing Date as contemplated in Section 1.2(b) or (ii) the conditions specified in Section 5 to the purchase by the Purchasers of the principal amount of the Notes to be purchased by them on the Closing Date shall not have been satisfied on or prior to the Closing Date, then the Company will immediately pay to each of the Purchasers an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the respective Make-Whole Premiums for each such Purchaser determined as of the Closing Date.

1.3 Use of Proceeds. The proceeds from the sale of the Notes will be used for general corporate purposes, including without limitation refinancing of existing indebtedness and capital expenditures.

SECTION 2.        Prepayment and Repayment of the Notes.

2.1 Mandatory Prepayment and Repayment.   The Company
shall not be required to prepay the Notes prior to their
respective Maturity Dates.   The Company shall repay the
entire aggregate principal amount of the Notes then remaining outstanding on their respective Maturity Dates.

2.2 Optional Prepayments. Upon compliance with Section 2.3, the Company shall have the privilege at any time and from time to time after the Closing Date of prepaying the Notes, pro rata to each Purchaser of the then outstanding Notes, either in whole or in part (but if in part, then in an amount of at least $100,000 and in integral multiples of $10,000 in excess thereof) by prepayment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with an amount equal to the Make-Whole Premium, determined not more than five days prior to the date of such prepayment.

2.3 Notice of  Prepayment.   The Company shall give written
notice of any prepayment of the Notes to the Purchasers not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date,
(b) the principal amount of the Notes to be prepaid on such date, (c) the estimated Make-Whole Premium with respect to each of the Notes, if any (and demonstrating the computation thereof), and (d) accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Note specified in such notice, together with the actual Make-Whole Premium, if any, and accrued interest thereon shall become due and payable on the prepayment date.

2.4 Direct Payment.   Notwithstanding anything to the
contrary in this Agreement or the Notes, the Company will pay when due the principal on the Notes, the respective Make-Whole Premiums with respect to the Notes, if any, and interest thereon, without any presentment thereof directly to the Purchaser thereof (or any nominee specified by a Purchaser) or any subsequent registered holder of any Notes at the address of such Purchaser set forth on Schedule I attached hereto or at such other address as such Purchaser or such holder may from time to time designate in writing to the Company or, if a bank account is designated for such Purchaser or such holder on Schedule I attached hereto or in any written notice to the Company from such Purchaser or any such holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account of such Purchaser or such holder in any bank in the United States as the Purchaser or any such holder may from time to time direct in writing. Each Purchaser agrees that in the event it shall sell or transfer any such Notes (i) it will, prior to the delivery of such Notes (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Notes and will also note thereon the date to which interest has been paid on such Notes, and (ii) it will promptly notify the Company of the name and address of the transferee of any Notes so transferred.

2.5 Surrender of Notes Upon Prepayment or Repayment. On any partial prepayment of the Notes, the Purchaser thereof shall, at the option of such Purchaser, (a) surrender such original Note or Notes to the Company in exchange for a new
Note or Notes in a principal amount equal to the principal amount remaining unpaid on the surrendered Note or Notes or
(b) make a notation on such original Note or Notes of the portion of the principal so prepaid. In case the entire principal amount of the Note or Notes is prepaid, or repaid at maturity, together with all accrued interest thereon, and any Make-Whole Premium due with respect thereto, the Note or Notes shall be surrendered to the Company for cancellation and shall not be reissued.

SECTION 3.        Representations and Warranties of the
                  Company.

The Company hereby represents and warrants to each Purchaser as follows:

3.1 Corporate Organization and Authority. The Company is duly organized, validly existing and in good standing under the laws of the State of Minnesota. As of each respective date on which these representations and warranties are made by the Company, each Subsidiary of the Company at the time is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. The Company and each of its Subsidiaries has full corporate power and authority to own and hold under lease the properties and assets it purports to own or hold under lease and to carry on its business as now being conducted. As of each respective date on which these representations and warranties are made by the Company, the Company and each of its Subsidiaries is at the time duly qualified or licensed as a foreign corporation and is in good standing in each jurisdiction wherein the nature of the business transacted by it makes such qualification or licensing necessary, except where failure so to qualify will not have a material adverse effect on the properties, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

3.2 Subsidiaries. As of each respective date on which these representations and warranties are made by the Company,
Schedule 3.2 attached hereto states (or will have been amended by the Company to state) (1) the name of each of the Company's Subsidiaries at the time, its jurisdiction of incorporation and the percentage of its voting capital stock owned by the Company and/or its Subsidiaries and whether such Subsidiary constitutes a Restricted Subsidiary and (2) the name of each of the Company's corporate or joint venture affiliates (other than Subsidiaries) at the time, and the nature of the affiliation. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any material lien. All such shares have been duly issued and are fully paid and non-assessable.

3.3 Financial Statements. (a) The consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 1992 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Deloitte & Touche (without qualification) and set forth in the Company's annual report for the year then ended as filed with the Securities and Exchange Commission ("SEC"') on Form 10-K, a copy of which has been provided to each Purchaser, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its consolidated Subsidiaries as of such date and the consolidated results of their operations and cash flows for such period.

(b) Except as set forth on Schedule 3.3 attached hereto, since December 31, 1992, there has been no change in the properties, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse to the properties, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

3.4 Disclosure. The Company's (i) annual report for the year ended December 31, 1992 as filed on Form 10-K, including the financial statements referred to in Section 3.3, and (ii) any current report filed on Form 8-K since December 31, 1992 have been or shall be provided to each Purchaser upon filing with the SEC, have been or shall have been prepared in accordance with the rules and regulations of the SEC and, as of the filing date thereof and as of the Closing Date, neither any of such reports nor this Agreement contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to the Purchasers in writing which materially adversely affects nor, so far as the Company can now foresee, will materially adversely affect, the properties, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

3.5 Pending Litigation. Except as set forth on Schedule 3.5 attached hereto and as otherwise referred to in Section 3.16(c), there are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any governmental authority or arbitration board or tribunal which would materially and adversely affect the properties, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. The Responsible Officer of the Company executing this Agreement and any certificate with respect to this Section
3.5 is not aware (after due inquiry) of any default by the Company or any of its Subsidiaries with respect to any order of any court or governmental authority or arbitration board or tribunal.

3.6 Sale is Legal and Authorized. (a) The sale of the Notes and compliance by the Company with all of the provisions of this Agreement and the Notes:

(i) are within the corporate powers of the Company and have been duly authorized by proper corporate action on the part of the Company; and

(ii) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which any of them may be bound or result in the imposition of any liens or encumbrances on any property of the Company.

(b) The officers of the Company executing and delivering this Agreement and any Note issued pursuant hereto on behalf of the Company have been duly authorized to do so, and this Agreement, any Note and any other agreements delivered pursuant hereto, when executed, are and will be legal, valid and binding obligations of the Company in every respect, enforceable against the Company in accordance with their terms except as enforceability may be limited by bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

3.7 No Defaults. No Default or Event of Default has occurred and is continuing. Neither the Company nor any of its Subsidiaries is in default in the payment of principal or interest on indebtedness in excess of $5,000,000 in the aggregate and is not in default under any instrument or instruments or agreements under and subject to which any such indebtedness for or in respect of borrowed money has been issued and no waiver of any default under any such instrument is in effect and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

3.8 Governmental Consent.   Other than as previously
obtained, no registration with nor any approval, consent or withholding of objection on the part of any regulatory body, state, federal or local, is necessary in connection with the execution and delivery by the Company of this Agreement or the Notes or compliance by the Company with any of the provisions of this Agreement or the Notes.

3.9 Taxes. All federal, state and other tax returns of the Company and its Subsidiaries required by law to be filed have been duly filed or appropriately extended. All taxes shown on such returns and assessments received by the Company and its Subsidiaries have been paid to the extent that such taxes have become due, other than taxes and assessments the applicability, validity or amount of which is being contested in good faith by appropriate proceedings or actions and as to which reserves have been set up on the books of the Company and its Subsidiaries to the extent required by generally accepted accounting principles. Any tax obligations of the Company or any of its Subsidiaries in excess of the provisions and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other income taxes for the years for which such returns have not been closed (which reserves are, in the judgment of the Company, adequate) will not have a material adverse effect on the properties, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

3.10       Use  of  Proceeds.    None  of  the  transactions
contemplated in this Agreement (including, without limitation, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. None of the proceeds from the sale of the Notes will be used to purchase, or to refinance any borrowing the proceeds of which were used to purchase, any "margin stock" within the meaning of such Regulation G.

3.11 Private Offering. Neither the Company, directly or indirectly, nor to the knowledge of the Company any agent on its behalf, has offered or will offer the Notes or any similar Security or has solicited an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the
Notes or any similar Security with any Person other than the Purchasers and not more than thirty-five Institutional Investors. Neither the Company, directly or indirectly, nor to the knowledge of the Company any agent on its behalf, has
offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the
Securities Act of 1933, as amended.   As used herein,  the
term "similar Security" shall mean any security containing terms and conditions substantially equivalent to those of the Notes, including, without limitation, equivalent maturities.

3.12       Compliance with ERISA.  The Company and each
ERISA Affiliate have fulfilled their respective obligations under the minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended
("ERISA") and the Code with respect to each employee retirement benefit plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation other than premium payments with respect to a plan.

3.13 Investment Company Act. The Company is not and is not directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

3.14 Compliance with Law. Neither the Company nor any of its Subsidiaries (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the properties, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or the ability of the Company to perform its obligations contained in this Agreement or the Notes.

3.15 Broker's Fees. Except for Continental Bank, N.A., neither this Agreement nor the sale of the Notes or any other transaction contemplated by this Agreement was induced or procured through any person, firm, corporation or other entity acting on behalf of, or representing the Company or any of its Subsidiaries as broker, finder, investment banker, financial advisor or in any similar capacity.

3.16 Lake Superior Paper Industries. (a) Lake Superior Paper Industries is a join' venture duly established under the general partnership laws of the State of Minnesota on
November 21, 1985 between Pentair Duluth Corp. and
Minnesota Paper, Incorporated ("Lake Superior") and is
validly existing and has full power and authority to own or hold under lease the properties and assets it purports to own or hold under lease and to carry on its business as it is now
being conducted.   Lake Superior is qualified to do business
only in the State of Minnesota.   Lake Superior has no
subsidiaries.

(b) The  balance  sheet  of  Lake  Superior  as  of December
31, 1992 together with the related statement of income and cash flows for the fiscal year then ended, copies of each of which have been provided to the Purchasers, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present its financial position and the results of its operations and its cash flows for such fiscal year. Since December 31, 1992, there has been no change in the business, operations or condition (financial or otherwise) of Lake Superior which would have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

(c) An audit of a certain federal income tax information return on Form 1065 filed by Lake Superior has been commenced with respect to the transactions by which
undivided interests in its operating equipment were sold to five investors. Under certain events, an adverse determination would trigger the obligation of Lake Superior to pay certain tax indemnities to the investors. An audit report has been issued and the matter has been protested to the Internal
Revenue Service Office of Appeals.  The Company believes
that the likelihood is small of a materially adverse administrative or judicial determination that Lake Superior considers final and is not in the process of appealing; the effect thereof is not possible to quantify accurately, but it is currently estimated, based upon tax and other assumptions believed to be reasonable by the Company, that such liabilities
would not exceed $12 million.   Lake Superior would be
required to obtain funds necessary to pay any indemnity from its operating cash, lending sources or its two 50% joint venturers.

SECTION 4.        Representations and Warranties of the
                  Purchasers.

Each Purchaser represents, and in entering into this Agreement the Company understands, that (a) such Purchaser is an Institutional Investor and is acquiring the Notes for the purpose of investment and not with a view to the resale or distribution thereof, and (b) such Purchaser has no present intention of selling, negotiating or otherwise disposing of the Notes; provided that the disposition of the Notes shall at all times be and remain within each Purchaser's control and discretion and provided further that each Purchaser agrees not to resell or distribute the Notes except to an Institutional Investor in a transaction which is not in violation of the
Securities Act of 1933, as amended.   Each Purchaser further
represents and warrants that either: (i) no part of the funds to be used by such Purchaser to purchase the Notes to be purchased by it hereunder (other than those funds identified in clause (iii) below) will constitute assets allocated to any separate account maintained by it; (ii) no part of the funds to be used by it to purchase the Notes (other than those funds identified in clause (iii) below) will constitute assets allocated to any separate account maintained by it such that the application of such funds will constitute a prohibited
transaction under Section 406 of ERISA; or (iii) all or a part of such funds will constitute assets of one or more separate accounts maintained by it and it has disclosed to the Company the names of such employee benefit plans whose assets in
such separate account or accounts exceed 10% of the total
assets or are expected to exceed 10% of the total assets of
such account or accounts as of the date of such purchase and the Company has advised such Purchaser in writing that the
Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plans disclosed to the Company by such Purchaser as aforesaid (for the purpose of this clause (iii), all employee benefit plans maintained by the same employer or employee organization
being deemed to be a single plan).   As used in this Section,
the terms "separate account," "party-in-interest," "employer securities," and "employee benefit plans" shall have the respective meanings assigned to them in ERISA. Each additional or subsequent Purchaser of any of the Notes shall be deemed by virtue of such purchase to have made the representations set forth in this Section 4 as of the date of such purchase.

SECTION 5.        Closing Conditions.

Each Purchaser's obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

5.1 Closing Certificate.   Each Purchaser shall have received
a certificate dated the Closing Date, signed by a Responsible Officer of the Company substantially in the form of Exhibit B attached hereto, the truth and accuracy of which shall be a condition to such Purchaser's obligation to purchase the Notes proposed to be sold to such Purchaser.

5.2 Legal Opinions. Concurrently with the delivery of the Notes to the Purchasers on the Closing Date, each Purchaser shall have received from each of Henson & Efron, counsel to the Company, and Winston & Strawn, special counsel to the Purchasers, its opinion dated the Closing Date, in form and substance satisfactory to the Purchasers and covering the matters set forth in Exhibit C-1 and Exhibit C-2, respectively, attached hereto.

5.3 Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement and all documents necessary to the consummation hereof, shall be satisfactory in form and substance to the Purchasers and their special counsel, and each Purchaser shall have received a copy (executed or certificated as may be appropriate) of all legal documents or proceedings taken in accordance with the consummation of said transactions and of such other documents as the Purchasers or their special counsel shall have reasonably requested, including, without limitation, the following:

(a) The articles of incorporation of the Company, certified as of a date not earlier than ten days prior to the Closing Date by the Secretary of State of the State of Minnesota;

(b) The by-laws of the Company, certified as of the Closing
Date by the Secretary or an Assistant Secretary of the Company;

(c) Certificate as of a date not earlier than ten days prior to the Closing Date from the Secretary of State of the State of Minnesota as to the good standing of the Company in such jurisdiction;

(d) Incumbency certificate with respect to the officers of the Company executing this Agreement, any Note or any of the documents referred to in this Agreement;

(e) Copies of a resolution duly adopted by the Board of Directors of the Company approving the execution and delivery of all documents contemplated by this Agreement (including, without limitation, the Notes) to be executed and delivered by the Company, and certified by the Secretary or an Assistant Secretary of the Company as of the Closing Date;

(f) A fully executed Note or Notes, as the case may be, substantially in the form of Exhibit A attached hereto, in an appropriate amount as specified in accordance with this Agreement;


(g) Good standing certificates dated as of recent dates in the respective jurisdictions of incorporation of the Company's principal operating Subsidiaries; and

(h) Such other documents as may be reasonably requested by the Purchasers or their special counsel.

5.4 Waiver of Conditions.  If on the Closing Date the
Company fails to tender to the Purchasers the Notes to be
issued to the Purchasers on such date or if the conditions specified in this Section 5 have not been fulfilled, the Purchasers may thereupon elect to be relieved of all further
obligations  under this Agreement.   Without limiting the
foregoing, if the conditions specified in this Section 5 have not been fulfilled, the Purchasers may waive compliance by the Company with any such condition to such extent as the Purchasers may in their sole discretion determine. Nothing in this Section 5.4 shall operate to relieve the Company of any of its obligations hereunder or to waive any of the Purchasers' rights against the Company.

SECTION 6.        Company Covenants.

The Company agrees that until the principal of and interest on all Notes, and all other payments due hereunder, shall have been paid in full, the Company will perform and observe and will cause the Restricted Subsidiaries to perform and observe, all of the following provisions:

6.1 Corporate Existence and Status. Except as permitted by
Section 6.9 hereof, the Company will, and will cause each Restricted Subsidiary to, maintain and preserve (i) its corporate existence and (ii) all rights, privileges, licenses and other authority necessary for the conduct of its businesses except where the failure to maintain, preserve and keep such rights, privileges, licenses and other authority would not have a material adverse effect on the properties, business, operations or condition (financial or otherwise) of the
Company and its Subsidiaries taken as a whole.   The
Company will, and will cause each Restricted Subsidiary to, continue to conduct its business in an orderly manner and without any material voluntary interruption.

6.2 Maintenance,  Etc.    The  Company will  maintain,
preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order.

6.3 Insurance. The Company will, and will cause each Restricted Subsidiary to, (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies engaged in similar businesses and
(b) promptly upon any Purchaser's written request, furnish to such Purchaser such information about the insurance of the Company and its Restricted Subsidiaries that such Purchaser may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to such Purchaser and certified as true and correct by an officer of the Company.

6.4 Reports and Rights of Inspection. The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all material dealings or transactions of or in reliance on the business and affairs of the Company or such Restricted Subsidiary, in accordance with generally accepted principles of accounting consistently applied (except where the changes have been concurred in by the Company's independent public accountants and noted in the Company's financial statements). The Company will furnish to the Purchasers prior to the Closing Date and so long thereafter as they are the holders of any of the Notes:

(a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, one copy of:

(1) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the close of such quarter, and

(2) unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period,

in each case setting forth in comparative form the consolidated figures from the corresponding period of the preceding fiscal year, and certified as to fairness of presentation in conformity with generally accepted accounting principles (except for the absence of footnotes and subject to normal year-end adjustments) by the chief financial officer or chief accounting officer of the Company;

(b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, one copy of:

(1) the audited consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and

(2) audited consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in accordance with the rules and regulations of the SEC, reported on by the Company's independent public accountants, who shall be of recognized national standing, as to fairness of presentation in conformity with generally accepted accounting principles. Such independent public accountants shall also state as to whether in the course of their audit of the Company's financial statements they became aware of any Defaults or Events of Default hereunder (and listing them specifically);


(c) SEC Filings and Reports to Shareholders. Promptly after filing with the SEC, all reports filed with the SEC and all reports to shareholders (including without limitation all proxy materials);

(d) Officer's Certificates.   Within the periods provided in
paragraphs (a) and (b) above, a certificate of the chief financial officer or chief accounting officer of the Company stating that such officer has reviewed or caused to have reviewed the provisions of this Agreement and setting forth in reasonable detail whether there existed as of the date of such financial statements and whether there exists on the date of the certificate any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company and/or its Restricted Subsidiaries is taking and proposes to take with respect thereto;

(e) Audit Reports. If a Default or Event of Default shall have occurred and be continuing, promptly upon receipt thereof, one copy of each interim or special audit, if any, made by independent accountants of the books of the Company or any Restricted Subsidiary;

(f) Other Reports. If at any time the Company shall no longer be required to file periodic reports with the SEC, promptly upon their becoming available, copies of any material orders in any proceedings to which the Company or any of its Restricted Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries (an order being deemed to be material for purposes of this clause (f) if a violation thereof or a default thereunder would have a material adverse effect on the properties, business, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole or would materially adversely affect the ability of the Company to perform its obligations under the Notes or this Agreement); and


(g) Requested Information.      With reasonable promptness,
such other publicly available data and information as any Purchaser may reasonably request; provided, however, that if at any time the Company shall no longer be required to file periodic reports with the SEC, with reasonable promptness, such other data and information as any Purchaser may reasonably request.

The Company hereby covenants and agrees that each Purchaser, so long as it is the holder of any of the Notes (or such representatives as such Purchaser may designate) may, upon reasonable prior written notice to the Company,

(i) inspect the public financial statements of the Company and discuss the affairs of the business of the Company and its Subsidiaries with the management of the Company, and

(ii)if a Default or Event of Default shall have occurred and be continuing, the Company will permit each Purchaser, so long as it is the holder of any of the Notes (or such Persons as such Purchaser may designate), to visit and inspect any of the properties of the Company or any Subsidiary to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with each Purchaser the finances and affairs of the Company and its Subsidiaries) all during regular business hours and as often as may be reasonably requested. The
Company shall be required to pay or reimburse any Purchaser for expenses which such Purchaser may incur in connection with any such visitation or inspection under this subparagraph (ii).

6.5 Notice of Default or Event of Default.   Promptly after a
Responsible Officer of the Company has become aware of the existence of any condition or event which constitutes a Default or an Event of Default, but in no event later than five days after such officer has become aware of such event or condition, the Company will deliver to each Purchaser a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

6.6 Net Worth. The Company will not suffer nor will it permit its Tangible Net Worth at any time to fall below Two
Hundred Fifty Million Dollars ($250,000,000).

6.7 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

(a) liens in existence on the date of the execution of this Agreement and in respect of any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any such lien; provided, however, that the principal amount of indebtedness so secured at the time of such extension, renewal or replacement shall be limited to all or a part of the property (plus, in the case of tangible property or assets, improvements and construction on such property or assets) which was subject to the lien so extended, renewed or replaced;

(b) liens, charges, encumbrances and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case that (i) the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and (ii) the Company or such Restricted Subsidiary shall set aside on its books reserves deemed by it to be adequate with respect thereto;

(c) liens on and security interests in property (including capitalized leases), including those existing on such property at the time of acquisition thereof by the Company or any Restricted Subsidiary, which (i) existed at the time of the acquisition of such property by the Company or such Restricted Subsidiary or which secure indebtedness assumed or incurred by the Company or such Restricted Subsidiary in connection with the acquisition of such property, (ii) do not extend to any property of the Company or such Restricted Subsidiary other than that so acquired and (iii) at the time the indebtedness secured thereby is issued or incurred by the Company or such Restricted Subsidiary or, in the case of property acquired subject to an existing lien or security interest, at the time of such acquisition, the aggregate amount remaining unpaid on such indebtedness secured thereby
(whether or not assumed by the Company or such Restricted Subsidiary) shall not exceed the acquisition price;

(d) liens for property taxes and assessments or governmental charges or levies and liens securing claims or demands of mechanics and materialmen, provided in each case that (i) the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and (ii) the Company or such Restricted Subsidiary shall set aside on its books reserves deemed by it to be adequate with respect thereto;

(e) liens of, securing or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, provided that in each case the Company or such Restricted Subsidiary shall set aside on its books reserves deemed by it to be adequate with respect thereto;

(f) any lien or other interest not deemed to constitute a sale of receivables of the Company granted in connection with any receivables financing, so long as such lien or interest does not extend to any assets other than such receivables; and

(g) any lien other than those permitted by clauses (a) through
(f) above, provided that the aggregate amount of indebtedness secured by liens permitted by this clause (g) shall not at any time exceed 15% of the Company's Tangible Net Worth.

6.8 Restricted Payments. The Company will not declare or pay any dividends or make any distributions in respect of its common stock (other than those payable in common stock), or redeem, purchase or otherwise acquire or retire common stock if, thereafter, the cumulative amount of such payments made after December 31, 1990 would exceed the sum of (i) $50,000,000, (ii) 75% of net income (minus 100% in the event of a loss) computed cumulatively beginning at January 1, 1991, and (iii) the net cash proceeds from the sale of capital stock (including any increase in stockholders' equity resulting from the reduction of the Company's loan to its Employee
Stock Ownership Plan Trust).

6.9 Mergers.  Consolidations  and  Sales  of  Assets.
(a) Neither the Company nor any Restricted Subsidiary will consolidate with or be a party to a merger with any other corporation, provided, however, that:

(i) any Restricted Subsidiary may merge or consolidate with or into the Company or any other Restricted Subsidiary so long as the Company or such other Restricted Subsidiary shall be the surviving or continuing corporation; and

(ii)any Restricted Subsidiary may merge or consolidate with any Person other than the Company or any other Restricted Subsidiary so long as the Company complies with the provisions of subparagraph (b) hereof with respect to any such transaction as if such transaction were undertaken in the form of a sale of assets; and

(iii) the Company may merge or consolidate with or into any other corporation if at the time of such merger or consolidation and after giving effect thereto no Default or Event of Default shall have occurred and be continuing and the Company shall be the surviving corporation or, if not,
(x) the surviving corporation shall continue to be organized under the laws of one of the states of the United States of America and (y) the surviving corporation expressly agrees in writing to assume all liabilities under and to be bound by the Notes and this Agreement.

(b) Other than in the ordinary course of their businesses, the Company and its Restricted Subsidiaries taken as a whole will not, in any fiscal year, sell, lease, transfer or otherwise dispose of more than 20% of their total assets (excluding sales of receivables made in connection with asset securitization financing in amounts up to $75,000,000) provided, however, that the Company and its Restricted Subsidiaries taken as a whole may dispose of more than 20% of their total assets if, in connection with any such disposal, the Company offers to redeem Notes, at par plus accrued interest, in an amount equal to the amount by which the book value of such disposed assets exceeds 20% of total assets.

6.10       Indebtedness.

(a) The Company will not incur additional Funded
Indebtedness unless, after giving effect thereto and to the application of the proceeds thereof, total Funded Indebtedness does not exceed 65% of Total Capitalization.

(b) The Company may incur Current Indebtedness without limitation provided, however, that during any twelve month period there shall have been a period of at least 30 consecutive days during which the amount of the Company's Current
Indebtedness,  when  added  to  outstanding  Funded
Indebtedness, equals a sum that is less than the maximum amounts of Funded Indebtedness permitted by the limitation set forth in the preceding paragraph.

(c) The Company will not permit Restricted Subsidiaries to incur or be liable for indebtedness other than (i) indebtedness outstanding as of the date of the execution of this Agreement; (ii) any indebtedness of a Restricted Subsidiary outstanding at the date on which such Restricted Subsidiary is acquired by the Company; (iii) indebtedness incurred by a Restricted Subsidiary in a country other than the United States or Canada with respect to operations in such country; (iv) indebtedness owed to the Company or another Restricted Subsidiary; and (v) other indebtedness not permitted by the foregoing categories that does not, in the aggregate, exceed 15% of Tangible Net Worth.

For purposes of compliance with the limitations set forth in this Section 6.10, indebtedness shall include amounts in respect of guarantees and other contingent liabilities (excluding amounts due contingently or otherwise with respect to obligations of Lake Superior) but only to the extent that such liabilities exceed 10% of Tangible Net Worth.

6.11 Current Ratio. The Company will maintain a ratio of current assets to current liabilities of at least 1.20.

6.12 Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except upon terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate or except as may be consistent with past practice and as may be advisable, in the reasonable judgment of the Company, in connection with the business of the Company.

6.13 Repurchase of Notes. Neither the Company nor any Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless the offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company or any Restricted
Subsidiary or Affiliate repurchases any Notes, such Notes shall thereafter be canceled and no Notes shall be issued in substitution therefor.

6.14 Regulations U and X. The Company will not nor will it permit any Subsidiary to take any action that would result in any non-compliance of the loans made hereunder with Regulations U and X of the Board of Governors of the Federal Reserve System.

6.15       Compliance with Laws. The Company will
substantially comply with and will cause each Subsidiary to substantially comply with all statutes, laws, rules and regulations applicable to the Company or any Subsidiary
(other than statutes, laws, rules and regulations the validity or applicability of which is being contested by the Company or any Subsidiary, as the case may be, in good faith by appropriate proceeds diligently prosecuted) or any statutes, laws, rules and regulations which may be legally imposed in the future in jurisdictions in which the Company or any Subsidiary may then be doing business, except where failure to so comply would not materially adversely affect the properties, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or the ability of the Company to perform its obligations contained in this Agreement or the Notes.

SECTION 7.        Events of Default and Remedies Therefor.

7.1 Events of Default. Any one or more of the following shall constitute an ""Event of Default"" as the term is used herein:

(a) The Company shall fail to make payment of interest on any Note when the same shall become due and such default shall continue for a period of more than five days; or

(b) The Company shall fail to make any payment of the principal of any Note or of the Make-Whole Premium on any Note at the expressed or any accelerated maturity date or at any date fixed for payment therefor in accordance with this Agreement; or

(c) Default shall occur in the observance or performance of any other provision of this Agreement, any Note or any other certificates or agreements furnished by the Company pursuant hereto which is not remedied within 30 days; or

(d) If any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue or misleading in any material respect as of the date of the issuance or making thereof; or

(e) The Company or any Subsidiary shall fail to pay any principal of, or any interest when due on any indebtedness (or guaranty of indebtedness) of the Company or such Subsidiary having an aggregate principal amount in excess of $15,000,000; or

(f) Any default (matured or unmatured) or other event or condition shall occur or exist under or in respect of any indebtedness (including in connection with guarantees and capitalized leases) of the Company or any Subsidiary with a principal amount in excess of $15,000,000, or under any agreement securing or relating to such indebtedness and such default, event or condition shall cause the holder or holders of such indebtedness to accelerate the maturity of such indebtedness or otherwise to demand immediate repayment thereof; or

(g) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a trustee or receiver for the Company or such Subsidiary or for the major part of the property of either; or

(h) A custodian, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or

(i) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 60 days after such institution; or

(j) Final judgment or judgments for the payment of money aggregating in excess of $7,500,000 is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry.

7.2 Acceleration of Maturities.  (a) When any Event of
Default described in Section 7.1(a) or (b) has occurred and is continuing or any Event of Default has been declared pursuant to subparagraph (c) below, any holder of any Note may, by notice in writing sent by registered or certified mail to the Company, declare the entire principal and all interest accrued on such Note to be, and such Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind all of which are hereby expressly waived by the Company; provided, however, that if within 30 days thereof, such default has been cured and if the holders of at least two-thirds of the aggregate principal amount of all Notes then outstanding consent, such Event of Default shall not be deemed to have occurred.

(b) When any Event of Default described in Sections 7.1(g),
(h) or (i) has occurred, then the Notes shall immediately become due and payable without presentment, demand or notice of any kind or any other action on the part of the Purchasers.

(c) When any Default described in Sections 7.1(c), (d), (e), (f) or (j) has occurred and is continuing, an Event of Default may be declared upon written notice of such action to the Company, consented to by the holders of at least two-thirds of the aggregate principal amount of all Notes then outstanding.

Upon any of the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holder of such Notes the entire principal and interest accrued on the Notes. No course of dealing on the part of the Purchasers or the holders of any Notes nor any delay or failure on the part of the Purchasers or the holders of any Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such Purchaser's or holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay any Purchaser of the Notes all costs and expenses incurred by it in the collection of the Notes upon any default hereunder or thereon, including reasonable compensation to such holder's attorneys for all services rendered in connection therewith.

SECTION 8.        Interpretation of Agreement; Definitions.

8.1 Accounting Principles.   Where the character or amount of
any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles or, if appropriate, the rules and regulations of the SEC to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

8.2 Directly or Indirectly. Where any provision in this Agreement refers to an action to be taken by any Person, or to an action which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

8.3 Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

    "Affiliate" shall mean any Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. A Person shall be deemed to control another person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled Person, whether through the ownership of Voting Stock or by membership, contract or otherwise.

    "Agreement" means this Note Purchase Agreement, as it may be amended, modified or supplemented from time to time and in effect.

    "Base Reinvestment Rate" means the arithmetic mean of
the yields under the respective headings "This Week" and
"Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity
(rounded to the nearest month)  corresponding to the
Remaining Life to Maturity of the principal being prepaid.
If no maturity exactly corresponds to such Remaining Life to Maturity, yields for the two published maturities most closely corresponding to such Remaining Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Base Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding
in each of such relevant period to the nearest month.   For the
purposes of calculating the Base Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Premium shall be used.

    "Closing Date" has the meaning given to that term in
Section 1.2(b).

    "Code" shall mean the Internal Revenue Code of 1986, as amended (or any subsequent Federal income tax statute or code).

    "Company" has the meaning given to that term in the introduction to this Agreement, and shall include the permitted successors and assigns of the Company.

    "Current Indebtedness" shall mean, at any date, the consolidated current obligations for borrowed money of the Company and its Restricted Subsidiaries as shown on their books and records, less the current portion of Funded
Indebtedness included therein.

    "Default" shall mean any event or condition, the occurrence of which constitutes or would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

    "Employee Stock Ownership Plan Trust" means the
Pentair, Inc. Retirement Savings and Stock Incentive Plan trust established by the Trust Agreement dated as of March 1, 1990 between the Company and State Street Bank and Trust
Company.

    "ERISA" has the meaning given to that term in Section
3.12.

    "ERISA Affiliate" means any corporation or trade or business (whether or not incorporated) which is, along with the Company, a member of a controlled group of corporations or a group of businesses which are under common control for any purpose within the meanings of Sections 414(b) and 414(c), respectively, of the Code.

    "Event of Default" has the meaning given to that term in
Section 7.1.

    "Funded Indebtedness" shall mean indebtedness of the Company with an original term to maturity of greater than one year.

    "Institutional Investor" has the meaning given to the term
"qualified institutional buyer" in rule 144A of the Securities
Act of 1933, as amended, and any other rules, regulations and releases promulgated thereunder.

    "Lake Superior" has the meaning given to that term in
Section 3.16.

    "Make-Whole Premium" shall mean, in connection with any prepayment, the excess, if any, of (a) the aggregate present value as of the date of such prepayment of (i) the amount of principal being prepaid and (ii) the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such principal amount if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been due and payable, over (b) 100% of the amount of principal being prepaid. If the Reinvestment Rate is equal to or higher than 6.29% in the case of the Series A Notes, 7.06% in the case of the Series B Notes, 7.30% in the case of the Series C Notes or 7.42% of the Series D Notes, the Make-Whole
Premium with respect to such particular Series of Notes shall be zero.

    "Maturity Dates" has the meaning given to that term in
Section 1.1.

    "Notes" has the meaning given to that term in Section 1.1.

    "Permitted Investments" means (a) any evidence of indebtedness, maturing not more than one year after the date of issue, issued by the United States of America, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America, (b) any certificate of deposit, maturing not more than 360 days after the date of purchase issued by a commercial banking institution which is a member of the Federal Reserve System or a Canadian banking institution and which has a combined capital and surplus and undivided profits of not less than $100 million, (c) commercial paper, maturing not more than 270 days after the date of purchase, issued by a corporation (other than the Company or any Subsidiary of the Company or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America and having a rating, at the time of purchase, of "P-1" (or higher) according to Moody's Investors Service, or `"A-I" (or higher) according to Standard & Poor's Corporation, (d) demand deposits with any bank or trust company, and (e) reverse repurchase agreements with respect to indebtedness issued by the United States of America, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America.

    "Person"   shall  mean  an  individual,   partnership,
corporation, trust or unincorporated organization, and any governmental agency or political subdivision thereof.

    "Purchasers"  has the meaning given to that term in
Section 1.1, and shall include the successors and assigns of the Purchasers, or of any of them.

    "Reinvestment  Rate"  means  the  sum of  (i)  the Base
Reinvestment Rate plus (ii) 1/2 of 1%.

    "Remaining Life to Maturity" of the principal amount of any Note being prepaid shall mean, as of the time of any determination thereof, the number of months from the date of such determination to the Maturity Date.

    "Responsible Officer" shall mean the Chief Executive
Officer, President, Executive Vice President, any Vice
President or the Treasurer of the Company.

    "Restricted Investments" shall mean any investment made by the Company or its Restricted Subsidiaries after the date of this Agreement other than: (i) investments made in the ordinary course of business; (ii) investments in Subsidiaries which, thereafter, become Restricted Subsidiaries;
(iii) investments in Permitted Investments; and (iv) additional investments made by the Company in respect of contributions or loans to Lake Superior to the extent that the aggregate of such additional investments, together with all such additional investments in Lake Superior previously made by the Company after December 31, 1992 but not repaid or otherwise returned to the Company at or prior to the time such additional investments are made, do not exceed 15% of Total Assets as determined for purposes of the time of the making of such additional investments.

    "Restricted Subsidiary" means any Subsidiary which is 80% or more owned (directly or indirectly) by the Company.

    "SEC" has the meaning given to that term in Section 3.3.

    "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

    "Series A Notes" has the meaning given to that term in
Section 1.1.

    "Series B Notes" has the meaning given to that term in
Section 1.1.

    "Series C Notes" has the meaning given to that term in
Section 1.1.

    "Series D Notes" has the meaning given to that term in
Section 1.1.

    "Statistical Release" shall mean the statistical release designated `"H.IS (519) `" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then any other reasonably comparable index.

    "Subsidiary" means an existing or future corporation, the majority of the outstanding capital stock or voting power, or both, of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned at the time in question by the Company and/or one or more corporations which are themselves Subsidiaries of the Company. For purposes of this Agreement, the term "Subsidiary" shall not be deemed to include Lake Superior.

    "Tangible Net Worth" shall mean the total stockholders' equity of the Company computed in accordance with generally accepted accounting principles minus the sum of (i) the amount (if any) by which goodwill and other intangible assets acquired after the date of this Agreement exceeds 10% of total stockholders' equity and (ii) the amount (if any) by which Restricted Investments exceeds 10% of total stockholders' equity.

    "Total Assets" shall mean the total assets of the Company and its subsidiaries on a consolidated basis less the increase over $35,085,000 in the amount entitled "Investment in joint venture"" or otherwise representing the Company's investment in Lake Superior as reflected in the Company's then most recent quarterly or annual balance sheet filed with the SEC on Form 10-K or Form 10-Q, as appropriate, or, in the event that the Company shall no longer be required to file periodic reports with the SEC, in the most recent audited financial statement delivered to the Purchasers pursuant to Section 6.4 hereof.

    "Total Capitalization" shall mean the sum of Tangible Net Worth, Funded Indebtedness (to include current indebtedness where such indebtedness is added to Funded Indebtedness to calculate covenant compliance), and deferred income taxes as reflected on the consolidated financial statements of the Company.

    "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

SECTION 9.        Miscellaneous.

9.1 Registered Notes: Several Obligations of Purchasers.

(a) The Company shall cause to be kept at its principal off ice a register for the registration and transfer of the Notes, and the Company shall register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, the Notes issued pursuant to this Agreement.

(b) Subject to the limitations contained in this Agreement, at any time, and from time to time, the registered holder of any Note may transfer such Note, upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

(c) The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof
for all purposes of this Agreement.   Payment of or on account
of the principal, premium, if any, and interest on any registered Note shall be made upon the written order of such registered holder.

(d) If there shall at any time exist more than one Purchaser, the obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts, representations, covenants or other agreements of any other Purchaser.

9.2  Transfer  and  Exchanges  of  Notes.    Subject  to
Section 4, any Purchaser of the Notes may at any time transfer the Notes, or any of them, to another Institutional Investor in an amount equal to the lesser of (i) the principal amount of all Notes held by such Purchaser or (ii) $5,000,000;
provided that, notwithstanding the foregoing, no Purchaser may at any time transfer the Notes, or any of them, to any Person that directly or indirectly through one of its Affiliates competes with the Company, any of the Company's
Subsidiaries, or Lake Superior in their respective lines of business without the prior written consent of the Company
(which consent shall not be unreasonably withheld). At any time, and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to this Agreement, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount in excess thereof as such holder shall specify (or if the aggregate principal amount of the Note or Notes held by such holder is less than $100,000, then in the denomination of such principal amount), dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designed by such holder, and otherwise of the same form and tenor as the Note so surrendered for exchange.

9.3  Loss,  Theft,  Etc.  of Notes.   Upon receipt  of evidence
satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft, mutilation or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of any Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Investor is the owner of any such lost, stolen or destroyed Note, then an affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required.

9.4 Expense; Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the Purchasers' out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of Winston & Strawn, special counsel to the Purchasers) in connection with the preparation, negotiation, documentation, execution and delivery of the Notes, this Agreement, and the transactions contemplated hereby and thereby, duplicating and printing costs and charges for shipping the Notes, adequately insured to each Purchaser at its respective home office or at such other place as such Purchaser may designate, and so long as such Purchaser holds the Notes, all expenses (including legal fees) relating to any amendment, waivers or consents pursuant to the provision hereof. The Company also agrees that it will pay and save each Purchaser harmless against any and all liability with respect to stamp and other taxes (other than income taxes), if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement whether or not the Notes are outstanding. The Company agrees to protect and indemnify each Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person for representation of the Company (including
Continental Bank, N.A.) in connection with the transactions contemplated by this Agreement.

9.5  Amendments, Waivers and Consents.   (a) Any term,
covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment of the principal of or the interest on any Note or reduce the principal amount thereof or change the rate of interest thereon, (ii) which will change any of the provisions with respect to prepayments under Section 2, (iii) which will change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or (iv) which will amend any of the provisions of Section 6.13, Section 7 or this
Section 9.5; provided, however, that notwithstanding the foregoing, any Default or Event of Default described in
Section 7.1(c), (d), (e), (f) or (j) may be waived if the Company shall have obtained the waiver in writing of the holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding.

(b) The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with any information it may reasonably request to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this
Section 9.5 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security interest in any property to any holder of the Notes or any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid or such security interest is concurrently and ratably granted, on the same terms, ratably to the holders of all of the Notes then outstanding.

(c) Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

9.6  Powers and Rights Not Waived: Remedies Cumulative.
No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent shall extend to or affect any obligation or right not expressly waived or consented to.

9.7 Notices. All communications provided for hereunder shall be in writing and, if to a particular Purchaser, delivered by overnight or same day courier or mailed by registered or certified mail, addressed to such Purchaser at its address appearing on Schedule I to this Agreement or such other address as such Purchaser, or the subsequent holder of the Notes initially issued to such Purchaser, may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail to:

Pentair, Inc.
1500 County Road B2 West
St. Paul, Minnesota 55113
Attn:      Chief Financial Officer

or to such other address as the Company may in writing designate to the Purchasers or to a subsequent holder of the Notes initially issued to the Purchasers.

9.8 Successors and Assigns.   This Agreement shall be binding
upon the Company and its successors and assigns and shall inure to the Purchasers' benefit and to the benefit of the Purchasers' successors and assigns, including each successive holder or holders of the Notes, and if any subsequent holder of any Note or Notes shall have presented the same to the Company for inspection, accompanied by a written designation of the address to which notice in respect of a Note or Notes of such holder is to be given, then wherever in this Agreement it is provided that notice shall be given to the holders of Notes, the notice in respect of the Notes so presented shall be addressed to such holder at the address so given.

9.9 Survival of Covenants and Representations.   All
covenants, representations and warranties made by the Company herein and in any certificate delivered pursuant hereto, whether or not in connection with the closing, shall survive the closing and the delivery of this Agreement and the Notes. In addition, the right to take any action, including, without limitation, instituting any legal proceeding based upon any breach of the representations and warranties made by the Company herein, in the Notes, this Agreement and in any certificate delivered pursuant thereto, whether or not in connection with the closing, shall survive the closing and the delivery of this Agreement and the Notes.

9.10 Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portions of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

9.11 Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with the internal laws of the State of Minnesota, and not by the conflicts of law principles of such state.

9.12 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

9.13       Captions.  The descriptive headings of the various
Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

The execution hereof by the Purchasers shall constitute a contract between the Company and the Purchasers for the uses and purposes set forth herein, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

PENTAIR, INC.

By:  Joseph R. Collins
Its:  Chief Financial Officer


UNITED  OF  OMAHA  LIFE  INSURANCE COMPANY

By:  M.G Echtenkamp
Its: Second Vice President



COMPANION LIFE INSURANCE COMPANY

By:  David Lee
Its:  Vice President & Actuary

By:  Richard A. Witt
Its:  Second Vice President & Assistant Treasurer


PRINCIPAL  MUTUAL  LIFE  INSURANCE COMPANY

By:  Sarah J. Pitts
Its: Counsel

By:  Warren Shank
Its: Counsel


NIPPON LIFE INSURANCE COMPANY OF AMERICA

By:  Sarah J. Pitts
Its: Counsel

By:  Warren Shank
Its: Counsel


LUTHERAN BROTHERHOOD

By:  Mark Satchell
Its:  Securities Analyst



AMERICAN UNITED LIFE INSURANCE COMPANY

By:  Kent R. Adams
Its:  Vice President



MODERN WOODMEN OF AMERICA

By:  W.B Foster
Its: President



THE FRANKLIN LIFE INSURANCE COMPANY

By:  Daniel C. Leimbach
Its: Vice President

By:  Elizabeth E. Arthur
Its: Assistant Secretary


AMERITAS LIFE INSURANCE CORP.

By:  Ameritas Investment Advisors, Inc. as agent
     /Patrick J. Henry
Its:  Vice President - Fixed Income Securities




                         SCHEDULE I
                (to Note Purchase Agreement)


                                Principal Amount of Each
                                Series of Notes
Name and Address                to be Purchases (000,000
  of Purchaser                  omitted)

           A             B             C             D
           $5.0          $5.0          $3.0          $5.0


UNITED OF OMAHA LIFE INSURANCE COMPANY
Mutual of Omaha Plaza
Omaha, Nebraska  68175
Attn:      Investment Division

Payments

    All payments on or in respect
    of the Notes to be by bank wire
    transfer of Federal or other
    immediately   available  funds
    (identifying  the  payment  as
    Pentair, Inc. Series A, B, C or
    D Senior Notes due 1997-2001
    and specifying the respective
    amounts   of   principal   or
    interest) to:

    FirstTier Bank-Omaha
    17th & Farnam Streets
    Omaha, Nebraska  68102

    ABA #1040-0002-9

    For credit to United of Omaha
    Life Insurance Company Account
    #144-7-076

Notices

    All notices and communications
    to  this purchaser should be
    addressed  as  first  provided
    above,   except  notice  with
    respect to payment, and written
    confirmation  of  each  such
    payment, to be addressed:

United of Omaha Life Insurance
    Company
Attn:      Investment/Securities
           Accounting
Mutual of Omaha Plaza
Omaha, Nebraska  68175

Taxpayer I.D. #47-0322111

                         SCHEDULE I
                (to Note Purchase Agreement)

                                Principal Amount of Each
                                Series of Notes
Name and Address                to be Purchases (000,000
  of Purchaser                  omitted)

           A             B             C             D
           $0.0          $0.0          $2.0          $0.0

COMPANION LIFE INSURANCE COMPANY
Mutual of Omaha Plaza
Omaha, Nebraska  68175
Attn:      Investment Division

with a duplicate notice to:
Companion Life Insurance Company
401 Theodore Fremd Avenue
Rye, New York  10580-1493
Attn:      Financial Division

Nominee Name:     HARE & CO.

Payments

    All payments on or in respect
    of the Notes to be by bank wire
    transfer of Federal or other
    immediately   available  funds
    (identifying  the  payment  as
    Pentair, Inc. Series C Senior
    Notes due 2000 and specifying
    the  respective  amounts  of
    principal or interest and the
    payable date) to:

    Companion Life Insurance
           Company
    c/o The Bank of New York
    Acct. #111566 Income Collection
    Attn:  P&I Department
    CLICO

    ABA #021000018

Notices

    All notices and communications
    to  this purchaser should be
    addressed  as  first  provided
    above,   except  notice  with
    respect to payment, and written
    confirmation  of  each  such
    payment, to be addressed:

Companion Life Insurance Company
Mutual of Omaha Plaza
Omaha, Nebraska  68175
Attn:      Investment Securities
           Accounting

with a duplicate notice to:
Companion Life Insurance Company
401 Theodore Fremd Avenue
Rye, New York  10580-1493
Attn:      Financial Division

Taxpayer I.D. #13-6062916

                         SCHEDULE I
                (to Note Purchase Agreement)

                                Principal Amount of Each
                                Series of Notes
Name and Address                to be Purchases (000,000
  of Purchaser                  omitted)

           A             B             C             D
           $0.0          $9.8          $0.0          $10.0


PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
711 High Street
Des Moines, Iowa  50392-0800
Attn: Investment Department
        Securities Division

Payments

    All payments on or in respect
    of the Notes to be by bank wire
    transfer of Federal or other
    immediately   available  funds
    (identifying  the  payment  as
    Pentair,  Inc.  Series B or D
    Senior  Notes,  principal  or
    interest) to:

    Norwest Bank Iowa, N.A.
    7th and Walnut Streets
    Des Moines, Iowa  50309

    ABA #073000228

    Payments should be directed to
    Principal Mutual Life Insurance
    Company General Account #014752
    and should reference Bond No.
    1-B-24549 in the case of the
    Series B Notes and Bond No. 1-
    B-24550  in  the  case  of  the
    Series D Notes.

Notices

    All notices and communications
    to  this purchaser should be
    addressed  as  first  provided
    above,   except  notice  with
    respect to payment, and written
    confirmation  of  each  such
    payment, to be addressed:

Principal Mutual Life Insurance
    Company
711 High Street
Des Moines, Iowa  50392-0810
Attn:      Investment Department
           Accounting and Treasury

Taxpayer I.D. #42-0127290

                         SCHEDULE I
                (to Note Purchase Agreement)

                                Principal Amount of Each
                                Series of Notes
Name and Address                to be Purchases (000,000
  of Purchaser                  omitted)

           A             B             C             D
           $0.0          $0.2          $0.0          $0.0


NIPPON LIFE INSURANCE COMPANY OF AMERICA
c/o Principal Mutual Life Insurance Company
711 High Street
Des Moines, Iowa  50392-0800
Attn: Investment Department
        Securities Division

Payments

    All payments on or in respect
    of the Notes to be by bank wire
    transfer of Federal or other
    immediately   available  funds
    (identifying  the  payment  as
    Pentair, Inc. Series B Senior
    Notes, principal or interest) to:

    Norwest Bank Iowa, N.A.
    7th and Walnut Streets
    Des Moines, Iowa  50309

    ABA #073000228

    Payments should be directed to
    Nippon Life Insurance Company
    of  America  General  Account
    #7051775 and should reference
    Bond No. 500-B-24549.

Notices

    All notices and communications
    to  this purchaser should be
    addressed  as  first  provided
    above, except  notice  with
    respect to payment, and written
    confirmation  of  each  such
    payment, to be addressed:

Nippon Life Insurance Company
    of America
c/o Principal Mutual Life Insurance
           Company
711 High Street
Des Moines, Iowa  50392-0810
Attn:      Investment Department
           Accounting and Treasury

Taxpayer I.D. #04-2509896

                         SCHEDULE I
                (to Note Purchase Agreement)

                                Principal Amount of Each
                                Series of Notes
Name and Address                to be Purchases (000,000
  of Purchaser                  omitted)

           A             B             C             D
           $10.0         $0.0          $0.0          $0.0



LUTHERAN BROTHERHOOD
625 Fourth Avenue South
Minneapolis, Minnesota  55415
Attn:      Investment Division

Payments

    All payments on or in respect
    of the Notes to be by bank wire
    transfer of Federal or other
    immediately   available  funds
    (identifying  the  payment  as
    Pentair, Inc. Series A Senior
    Notes due 1997 and specifying
    respective amounts of principal
    or interest) to:

    Norwest Bank Minnesota, N.A.
    For credit to Trust Clearing
    Account 08-40-245

    ABA #091000019

    Payments should be directed to
    A/C    Lutheran    Brotherhood
    Account No. 7-26513-00-5

Notices

    All notices and communications
    to  this purchaser should be
    addressed  as  first  provided
    above,   except  notice  with
    respect to payment, and written
    confirmation  of  each  such
    payment, to be addressed:

Lutheran Brotherhood
625 Fourth Avenue South
Minneapolis, Minnesota  55415
Attn:      Investment Accounting

Taxpayer I.D. #41-0387500

                         SCHEDULE I
                (to Note Purchase Agreement)

                                Principal Amount of Each
                                Series of Notes
Name and Address                to be Purchases (000,000
  of Purchaser                  omitted)

           A             B             C             D
           $0.0          $0.0          $8.0          $0.0


AMERICAN UNITED LIFE INSURANCE COMPANY
One American Square
P.O. Box 368
Indianapolis, Indiana    46206-0368

*to be issued as 4 notes of Payments $2,000,000 each

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying the payment as Pentair, Inc. Series C Senior Notes due 2000 and specifying the respective amounts of principal or interest) to:

    Bank One Indianapolis
    Trust Cage, 16th Floor
    111 Monument Circle
    Indianapolis, Indiana  46277

    ABA #0740-0001-0

    Payments should be directed to
    American United Life Insurance
    Company Account #32032-50

Notices

    All notices and communications
    to  this purchaser should be
    addressed  as  first  provided
    above.

Taxpayer I.D. #35-0145825
                         SCHEDULE I
                (to Note Purchase Agreement)

                                Principal Amount of Each
                                Series of Notes
Name and Address                to be Purchases (000,000
  of Purchaser                  omitted)

           A             B             C             D
           $0.0          $2.5          $2.5          $0.0

MODERN WOODMEN OF AMERICA
1701 First Avenue
Rock Island, Illinois  61201
Attn:      Investment Division

Payments

    All payments on or in respect
    of the Notes to be by bank wire
    transfer of Federal or other
    immediately   available  funds
    (identifying  the  payment  as
    Pentair,  Inc.  Series B or C
    Senior Notes and specifying the
    respective amounts of principal
    or interest) to:

    Harris Trust & Savings Bank
    111 West Monroe Street
    Chicago, Illinois  60690

    ABA #071-000-288

    Payments should be directed to
    the account of Modern Woodmen
    of America Account #347-904-5

Notices

    All notices and communications
    to  this purchaser should be
    addressed  as  first  provided
    above.

Taxpayer I.D. #36-1493430
                         SCHEDULE I
                (to Note Purchase Agreement)

                                Principal Amount of Each
                                Series of Notes
Name and Address                to be Purchases (000,000
  of Purchaser                  omitted)

           A             B             C             D
           $0.0          $2.0          $2.0          $0.0


THE FRANKLIN LIFE INSURANCE COMPANY
Franklin Square
Springfield, Illinois  62713
Attn:      Investment Department

Payments

    All payments on or in respect
    of the Notes to be by bank wire
    transfer of Federal or other
    immediately   available  funds
    (identifying  the  payment  as
    Pentair,  Inc.  Series B or C
    Senior Notes and specifying the
    respective amounts of principal
    or interest) to:

    Morgan Guaranty Trust Company
           of New York
    23 Wall Street
    New York, New York  10015
    Attn:  Money Transfer Department

    ABA #0210-0023-8

    Payments should be directed to
    The  Franklin  Life  Insurance
    Company Account #022-05-988

Notices

    All notices and communications
    to  this purchaser should be
    addressed  as  first  provided
    above.

Taxpayer I.D. #37-0281650

                         SCHEDULE I
                (to Note Purchase Agreement)

                                Principal Amount of Each
                                Series of Notes
Name and Address                to be Purchases (000,000
  of Purchaser                  omitted)

           A             B             C             D
           $0.0          $0.0          $3.0          $0.0



AMERITAS LIFE INSURANCE CORP.
c/o Ameritas Investment Advisors,Inc.
210 Gateway Mall, Suite 200
Lincoln, Nebraska  68505
(Mailing Address:
P.O. Box 81889
Lincoln, Nebraska  68501)

Payments

    All payments on or in respect
    of the Notes to be by bank wire
    transfer of Federal or other
    immediately   available  funds
    (identifying  the  payment  as
    Pentair, Inc. Series C Senior
    Notes due 2000 and specifying
    the  respective  amounts  of
    principal or interest) to:

    FirstTier Bank-Lincoln

    ABA #104000032

    Payments should be directed to
    Ameritas Life Insurance Corp.
    Account No. 070-018

Notices

    All notices and communications
    to  this purchaser should be
    addressed  as  first  provided
    above.

Taxpayer I.D. #47-0098400
Schedule 3.2

SUBSIDIARIES

All of the following are Restricted Subsidiaries.
All of the following are wholly-owned Subsidiaries of the Company except as noted:

                                       State or Other
                                       Jurisdiction of
                                       Incorporation
Subsidiary                             or Organization

Cross Pointe Paper Corporation         Minnesota

  Flambeau Paper Corp.1                Wisconsin

  Miami Paper Corporation1             Minnesota

Delta International Machinery Corp.    Minnesota

  Pentair Canada, Inc.2                Ontario, Canada

FC Holdings Inc.                       Delaware

  Federal-Hoffman, Inc.3               Minnesota

    Hoffman Engineering Company
     Limited4                          United Kingdom

    Federal-Hoffman International,
     Inc.4                             Guam

McNeil (Ohio) Corporation              Minnesota

    APNO S.A. de C.V.5                 Mexico

     Lincoln GmbH5                     Germany

          Lincoln Belgium N.V.6        Belgium

    Pentair Canada, Inc.2              Ontario, Canada

    Pentair FSC Corporation5           U.S. Virgin Islands

Niagara of Wisconsin Paper
 Corporation                           Wisconsin

Pentair Duluth Corp.7                  Minnesota

Pentair Financial Corporation          Minnesota

Pentair Sales Corp.                    Minnesota

Penwald Insurance Company              Vermont

Porter-Cable Corporation               Minnesota

NOTES:


1.  A wholly-owned subsidiary of Cross Pointe Paper
    Corporation.

2.  Wholly-owned by Delta International Machinery Corp.
    and McNeil (Ohio) Corporation.

3.  A wholly-owned subsidiary of FC Holdings Inc.

4.  A wholly-owned subsidiary of Federal-Hoffman, Inc.

5.  A wholly-owned subsidiary of McNeil (Ohio) Corporation.

6.  Wholly-owned by Lincoln GmbH and McNeil (Ohio)
    Corporation.

7.  Pentair Duluth Corp. has a 50% interest in Lake Superior
    Paper Industries, a joint venture with Minnesota Paper
    Incorporated.



Schedule 3.3

FINANCIAL STATEMENT MATTERS


Two changes in properties have occurred since December 31, 1991 that are not in the ordinary course of business.

In June 1992, McNeil (Ohio) Corporation purchased the product lines and inventory of the automotive service division of Hein-Werner Corporation, which includes the manufacture, sale and distribution of mechanical or hydraulic lifting devices; automotive battery service equipment; and welding equipment.
The purchase price was less than $10, 000,000.

In September 1992, Delta International Machinery Corp. sold its assets related to its Brazilian operations for a Price of approximately $5,000,000.

Because of materiality standards, the Company was not required to and did not file a report on Form 8-K with the Securities and Exchange Commission for either of the above transactions.